UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 29, 2005

ACTION PERFORMANCE
COMPANIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Arizona	0-21630	86-0704792

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1480 South Hohokam Drive, Tempe, Arizona	85281

(Address of Principal Executive Office)	(Zip Code)
(602) 337-3700

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement
     On August 29, 2005, Action Performance Companies, Inc. (“Action Performance”) entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with International Speedway Corporation (“ISC”), Speedway Motorsports, Inc., SMISC, LLC, a newly formed joint venture between ISC and SMI (“Parent”), Parent and Motorsports Authentics, Inc., an indirect wholly owned subsidiary of Parent (“Merger Sub”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with Action Performance (the “Merger”).
Merger Agreement
     The Merger Agreement contemplates that Parent will pay $13.00 per share in cash for each share of common stock of Action Performance, with the holders of outstanding options and warrants to purchase common stock of Action Performance to receive an amount per underlying share equal to $13.00 less the applicable exercise price.
     The Merger Agreement included as Exhibit 2.1 contains representations and warranties that the parties to the Merger Agreement made to each other. These representations and warranties were made as of specific dates, may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Merger Agreement, and may have been included in the Merger Agreement for the purpose of allocating risk between the parties rather than establishing matters as facts. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the parties or their respective businesses. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the parties and the Merger that will be contained in, or incorporated by reference into, the proxy statement that the parties will be filing in connection with the Merger, as well as in the Forms 10-K, Forms 10-Q and other filings that each of Action Performance, ISC and SMI make with the Securities and Exchange Commission.
     The consummation of the Merger is subject to customary conditions, including (i) obtaining the approval of the shareholders of Action Performance, (ii) obtaining governmental antitrust clearances, (iii) the absence of governmental restraints, and (iv) the absence of material litigation or an overt, credible written threat of material litigation. In addition, Parent’s obligation to consummate the Merger is subject to additional conditions, including the receipt of identified third party consents and the delivery by Action Performance of an unqualified audit of its financial condition and results of operations for its fiscal year ending September 30, 2005.
     Under the terms of the Merger Agreement, Action Performance may entertain, but not solicit, a competing bid if any such competing bid is or is reasonably likely to lead to a superior proposal and the Board of Directors of Action Performance determines that it is required to do so in order to comply with its fiduciary duties to shareholders.
     The Merger Agreement contains certain termination rights for both Action Performance and Parent, and further provides that, upon termination of the Merger Agreement under specified circumstances, Action Performance may be required to pay Parent a termination fee of up to $7.0 million plus expenses of up to $1.55 million. The Merger Agreement also provides that, upon termination of the Merger Agreement under specified circumstances, Parent may be required to reimburse Action Performance for its expenses of up to $1.55 million.
     The obligations of Parent under the Merger Agreement are guaranteed by ISC and SMI.
     The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated by reference herein.
Shareholder Agreement
     Mr. Fred Wagenhals, the chief executive officer of Action Performance, has entered into a shareholder agreement with Parent (the “Shareholder Agreement”), substantially in the form of Exhibit 10.1 hereto. The Shareholder Agreement provides that Mr. Wagenhals will vote all shares of capital stock of Action Performance that he beneficially owns in favor of the approval of the Merger Agreement and the Merger and against approval of any proposal made in opposition to or in competition with the consummation of the Merger. The Shareholder Agreement terminates on the earlier of the date of the Merger or the date that the Merger Agreement has been validly terminated.
     The foregoing description of the Shareholder Agreement does not purport to be complete and is qualified in its entirety by reference to the Shareholder Agreement, which is filed as Exhibit 10.1 hereto, and is incorporated by reference herein.
Additional Information and Where to Find It
     Action Performance has agreed to file a proxy statement in connection with the proposed Merger and related transactions. Action Performance will mail the proxy statement to its shareholders. The proxy statement will contain important information about the transaction, and Action Performance’s shareholders are urged to read the proxy statement and other relevant materials when they become available.
     Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the Securities and Exchange Commission (the “SEC”) at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Action Performance by going to Action Performance’s investor relations page on its corporate website at www. action-performance.com or by contacting David Riddiford at Action Performance at 1480 South Hohokam Drive, Tempe, Arizona 85281 or by phone at (602) 337-3700.
     Information regarding the identity of the persons who may, under SEC rules, be deemed to be participants in the solicitation of stockholders of Action Performance in connection with the transaction, and their interests in the solicitation, will be set forth in a proxy statement that will be filed by Action Performance with the SEC.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

2.1	Agreement and Plan of Merger, dated as of August 29, 2005 between International Speedway Corporation, Speedway Motorsports, Inc., SMISC, LLC, Motorsports Authentics, Inc. and Action Performance Companies, Inc.

10.1	Form of Shareholder Agreement, dated August 29, 2005 between Fred Wagenhals and SMISC, LLC

99.1	Press Release, dated August 30, 2005 of Action Performance Companies, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: August 30, 2005

ACTION PERFORMANCE COMPANIES, INC.

By:	/s/ David M. Riddiford

David M. Riddiford
Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

2.1	Agreement and Plan of Merger, dated as of August 29, 2005 between International Speedway Corporation, Speedway Motorsports, Inc., SMISC, LLC, Motorsports Authentics, Inc. and Action Performance Companies, Inc.

10.1	Form of Shareholder Agreement, dated August 29, 2005 between Fred Wagenhals and SMISC, LLC

99.1	Press Release, dated August 30, 2005 of Action Performance Companies, Inc.